Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Owens & Minor, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports refer to a change in the accounting for income taxes.


                                        KPMG PEAT MARWICK


Richmond, Virginia
April 1, 1994